SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 22, 2008

FNBH BANCORP, INC.
(Exact name of registrant
as specified in charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification No.)

101 East Grand River Howell, Michigan (Address of principal executive office)	48843 (Zip Code)

Registrant’s telephone number, including area code: (517) 546-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of Principal Officer.

Effective February 22, 2008, Robin C. Naudi, age 56, was appointed as Senior Vice President — Senior Lender of First National Bank in Howell (the “Bank”), the wholly-owned subsidiary bank of FNBH Bancorp, Inc. (the “Corporation”). Prior to joining the Bank, Mr. Naudi was with Fifth Third Bank, where he served as Vice President and Team Leader of Business Banking since September of 2006. Prior to that position, Mr. Naudi served as President and CEO of Oakland Commerce Bank, a community bank in Farmington Hills, Michigan, from September 2005 until September of 2006. Prior to that position, he was First Vice President and Region Manager for LaSalle Bank Midwest.

In connection with his appointment, Mr. Naudi and the Corporation entered into a Management Continuity Agreement, dated February 25, 2008. Pursuant to the Management Continuity Agreement, Mr. Naudi will be entitled to receive a severance payment equal to his annual salary and average bonus (with such averages calculated in accordance with the terms of the Management Continuity Agreement) if his employment is terminated under certain circumstances in connection with a change in control of the Corporation. This summary of the Management Continuity Agreement is qualified in its entirety by the terms of the Management Continuity Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.

There is no arrangement or understanding between Mr. Naudi and any other person pursuant to which he was selected as an officer of the Bank. Mr. Naudi is not related to any other executive officer or director of the Corporation or the Bank or any person nominated or chosen by the Corporation or the Bank to become a director or executive officer.

Except as disclosed below, there have been no transactions since January 1, 2007, nor are there any currently proposed transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Naudi had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Naudi may be a customer of the Bank and may have had transactions with the Bank in the ordinary course of business since 2007. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve an unusual risk of collectibility or present other unfavorable features, and were made in compliance with applicable banking regulations.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10	Management Continuity Agreement between FNBH Bancorp, Inc. and Robin C. Naudi, dated February 25, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 27, 2008	FNBH BANCORP, INC. (Registrant) By: /s/ Janice Trouba —————————————— Janice Trouba Chief Financial Officer